Exhibit 10.2 Purchase Agreement between GMGH and Eight Persons

                               PURCHASE AGREEMENT



         THIS STOCK PURCHASE AGREEMENT (which together with the attached exhibits, are referred to herein as "Agreement") is entered into by and between Global Media Group Holdings, Inc., a Delaware corporation (the "Company") and the shareholders of Global Media Group, Inc., a Nevada corporation ("XYZ") who agree to become parties to this Agreement ("Selling Shareholders") evidenced by their signatures hereto.

         WHEREAS, the Selling Shareholders wish to sell and the Company desires to purchase the XYZ Shares, as defined below, in exchange for newly issued shares of common stock of the Company, as defined below, upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of and in reliance on the mutual promises and representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Selling Shareholders and the Company agree as follows:

         1. Definitions

         1.1 "Associate" means with respect to any person, (i) any member of the immediate family of such person, (ii) any entity of which such person, or any member of the immediate family of such person, directly or indirectly, owns any equity interest, (iii) any entity of which such person, or any member of the immediate family of such person, serves as a director or executive officer, and
(iv) any entity that directly or indirectly controls, or that is directly or indirectly controlled by or under common control with, such person or any member of the immediate family of such person.

         1.2 "Company Disclosure Documents" means the Company Financials (as defined herein), material agreements and corporate documents, and other information related to the Company material to its operations for the three (3) fiscal years ending December 31, 2005, and any and all interim data or filings through the date hereof to be provided by the Company pursuant to this Agreement, including but not limited to the Company Financials (as defined herein) and other information required pursuant to the provisions of the Securities Exchange Act of 1934 (the " '34 Act") or the Securities Act of 1933, as amended (the "'33 Act").

         1.3 "Liabilities" means liabilities, obligations, or commitments of any nature, absolute, accrued, contingent, or otherwise, known or unknown, whether matured or unmatured.

         1.4 "XYZ Shares" means all the issued and outstanding shares of Global Media Group, Inc., a Nevada corporation, comprising 965 shares of Common Stock, with $.001 par value, or such number of shares as is delivered.


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         1.5 "Company Shares" means shares of common stock in the Company.

         1.6 "XYZ Disclosure Documents" means the XYZ Financials as defined herein.

         1.7 "XYZ Assets" means assets (excluding the books and records of the Selling Shareholders), properties, leases, contracts, agreements, and rights of XYZ of every type and description, tangible and intangible, including without limitation, all cash on hand and in banks.

         1.8 "Person" means any individual, corporation, professional corporation, limited partnership, association, or any other legal entity through which an individual or business might organize himself or itself.

         2. Purchase and Sale of XYZ Shares

         2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, as defined in Paragraph 3.1, the Selling Shareholders agree to sell and transfer the XYZ Shares to the Company and the Company agrees to purchase the XYZ Shares for the consideration set forth in this Agreement.

         2.2 Purchase Price. In exchange for the XYZ Shares, the Company shall issue and deliver to the Selling Shareholders:

         2.2.1 10,000 shares of newly issued $.001 par value common stock of the Company for each of the 965 issued and outstanding XYZ Shares. Stated differently, 9,650,000 Company Shares for the XYZ Shares.

         3. Closing

         3.1 Date and Place. The closing of the delivery and transfer of the XYZ Shares (the "Closing") shall occur on a date ("Closing Date") to be mutually agreed upon by the Selling Shareholders and the Company after exchange of all books, records, financial information, documents, and other materials reasonably deemed necessary to completion of the transaction contemplated under this Agreement.

         3.2 Transactions and Document Exchange at Closing. At the Closing, the following transactions shall occur and documents shall be exchanged, all of which shall be deemed to occur simultaneously:

         (A) By the Selling Shareholders. The Selling Shareholders will deliver, or cause to be delivered, to the Company:

         (1) The documents necessary to transfer the XYZ Shares to the Company pursuant to this Agreement, in proper form and substance reasonably acceptable to the Company;

         (2) Such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the


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transactions contemplated in this Agreement, or as otherwise may be reasonably requested by the Company to further the intent of this Agreement;

         (3) Audited financial statements of XYZ dated as of its most recent year end prior to the Closing Date covering all operations since the inception of XYZ. Such financial statements shall be audited by a certified public accounting firm. The Selling Shareholders shall also deliver or cause to be delivered all books and records of XYZ to the extent available and necessary to perform an audit of its book as of its most recent month end prior to the Closing Date in accordance with Regulation S-X, which books and records shall present fairly the financial condition and results of operations of XYZ since the date of its audited financial statements, in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods.

         (4) The denominations and names for issuance of the Company Shares.

         (B) By the Company. The Company will deliver, or cause the following to be delivered, to the Selling Shareholders:

         (1) Stock certificate(s) in the name of the Selling Shareholders aggregating 9,650,000 Company Shares.

         (2) Such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by the Selling Shareholders in furtherance of the intent of this Agreement.

         3.3 Post-Closing Documents. From time to time after the Closing, upon the reasonable request of any party, the party to whom the request is made shall deliver such other and further documents, instruments, and/or certificates as may be necessary to more fully vest in the requesting party the consideration provided for in this Agreement or to enable the requesting party to obtain the rights and benefits contemplated by this Agreement, including but not limited to delivery of records of all books and records of XYZ since inception .

         4. Representations and Warranties of the Company

         The Company represents and warrants to the Selling Shareholders that:

         4.1 Organization and Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to closing, duly authorized by all requisite corporate actions on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid, binding, and enforceable obligation of the Company.


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         4.2 Ability to Carry Out Agreement. To the best of the Company's knowledge and belief, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which the Company is a party or to which the Company is subject. No consents of any persons under any contract or agreement required to be disclosed pursuant to this Agreement are required for the execution, delivery, and performance by the Company of this Agreement.

         4.3 Capitalization of the Company. The capitalization of the Company is, as of the date hereof, comprised of One Hundred Million (100,000,000) shares of authorized $.001 par value common stock of which One Million Eight Hundred Ninety Five Thousand (1,895,000) shares are issued and outstanding, and Fifty Million (50,000,000) shares of $.001 par value preferred stock of which One Hundred Ten Thousand (110,000) shares of Series A Convertible Preferred Stock are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable, and are not issued in violation of the preemptive or other right of any person.

         4.4 Financial Information. The Company has provided to the Selling Shareholders, or will provide prior to Closing, copies of its Annual Report on Form 10-KSB for the three (3) years ending at or prior to December 31, 2005. The reports and all other information included in such reports shall be referred to as the "Company Financials". The Company has no obligations or liabilities (whether accrued, absolute, contingent, liquidated or otherwise, including without limitation any tax liabilities due or to become due) which are not fully disclosed and adequately provided for in the Company Financials, excepting current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the Company Financials, none of which (individually or in the aggregate) are material except as expressly indicated in the Company Financials.

         5. Representations and Warranties of the Selling Shareholders

         The Selling Shareholders represent and warrant to the Company that:

         5.1 Organization and Authority. XYZ is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the power and authority to carry on its business as now being conducted.

         5.2 Ability to Carry out Agreement. To the best of the Selling Shareholders' knowledge and belief, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which XYZ is a party or to which XYZ is subject, other than such violations, breaches, or defaults which, singly or in the aggregate, do not have a material adverse effect on its business as a whole or on the enforceability or validity of this Agreement. No consents of any persons under any contract or agreement required to be disclosed or disclosed pursuant to this Agreement are required for the execution, delivery, and performance by the Selling Shareholders of this Agreement.


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         5.3 Capitalization of XYZ. As of the date of execution of this
Agreement, the capitalization of XYZ is comprised of one class of capital stock consisting of Five Million (5,000,000) shares of Common Stock, with $.001 par value, of which 965 shares were issued and are presently outstanding and held, of record, by the Selling Shareholders in the amounts opposite their names on the signature page hereto. All of the issued and outstanding shares are duly authorized, validly issued, fully paid, and have been offered, issued, sold, and delivered by XYZ in material compliance with all applicable federal and state securities laws.

         5.4 Financial Information. The Selling Shareholders have provided to the Company, or will provide prior to Closing, financial statements of XYZ for all fiscal years ended since the inception of XYZ and reports for such interim periods ending since the latest fiscal year ended, and such other documents and information relating to XYZ's current financial condition including but not limited to its purchase, operation and disposition, if any, of any XYZ assets and liabilities. Such financial statements and other financial information shall be referred to as the "XYZ Financials".

         5.5 Corporate Records. Copies of all other corporate books and records, including but not limited to stock transfer ledgers, and any other documents and records of XYZ will be provided to the Company at Closing. All such records and documents are complete, true, and correct.

         6. Securities Registration; Disclosure

         The Selling Shareholders understand that the securities issued pursuant to this Agreement, have not been nor will they be registered under the Securities Act of 1933 as amended ("'33 Act"), but are issued pursuant to exemptions from registration including but not limited to Regulation D and
Section 4(2) of the '33 Act, and the Company's reliance on such exemptions in issuing the securities is predicated in part on the representations of the Selling Shareholders.

         Each of the Selling Shareholders represents that, by virtue of their respective economic bargaining power or otherwise, he/she has had access to or have been furnished with, prior to or concurrently with Closing, the same kind of information that would be available in a registration statement under the '33 Act should registration of the securities issued pursuant to this Agreement have been necessary, and that they have had the opportunity to ask questions of and receive answers from the Company's officers and directors, or any party acting on their behalf, concerning the business of the Company and that they have had the opportunity to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable expense or effort, necessary to verify the accuracy of information obtained or furnished by the Company.

         7. Miscellaneous Provisions

         7.1 Survival of Representations and Warranties. All representations, warranties, and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for one (1) year from the Closing Date.


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         7.2 Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         7.3 Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

         7.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.5 Governing Law. This Agreement shall be governed by the laws of the United States, State of Nevada.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                    "Company"
                                    Global Media Group Holdings, Inc.



                                    By: /s/ David Kol
                                    Name: David Kol
                                    Title: President

                                    [continued on next page]







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                                    "Selling Shareholders"



                                    /s/ David Kol
                                    David Kol, 260 shares



                                    /s/ Hossein Mahdavi
                                    Hossein Mahdavi, 140 shares



                                    /s/ Andrew Orgel
                                    Andrew Orgel, 260 shares



                                    /s/ Gregory Fish
                                    Gregory Fish, 145 shares



                                    /s/ Mitchell Stough
                                    Mitchell Stough, 50 shares



                                    /s/ William Zaccheo
                                    William Zaccheo, 10 shares



                                    /s/ illegible by authorized agent
                                    GSVG, LLC, 50 shares



                                    /s/ James Caan
                                    James Caan, Trustee of the J.A. Caan Living
                                    Trust, 50 shares








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